Exhibit 99.1

Tronox Declares Second Quarter 2026 Dividend

STAMFORD, Conn., April 28, 2026 / PRNewswire/ – Tronox Holdings plc (NYSE:TROX), the world’s leading integrated manufacturer of titanium dioxide pigment, announced today that its Board of Directors declared a quarterly dividend of $0.05 per share. The dividend is payable on July 8, 2026 to shareholders of record at the close of business on May 11, 2026.

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About Tronox

Tronox Holdings plc is one of the world’s leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals, and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals, including the rare earth-bearing mineral, monazite. With approximately 5,700 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit tronox.com.

Investor Relations and Media Contact: Jennifer Guenther

+1.646.960.6598 (Investor Relations)

+1.203.705.3701 extension: 103701 (Media)

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